                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the 1998 form 10-K of our report dated January 25, 1999, with respect to the consolidated balance sheets of Combanc, Inc. and Subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years then ended:

                                            /S/ E. S. EVANS AND COMPANY
                                            ---------------------------
                                            E. S. Evans and Company
Lima, Ohio
February 26, 1999


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